Exhibit 99.1

Alimera Sciences Appoints Jason Werner as Chief Operating Officer

Dr. Philip Ashman Appointed as President of International Operations

ATLANTA, October 3,  2023 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (“Alimera”), a global pharmaceutical company whose mission is to be invaluable to patients, physicians, and partners concerned with retinal health and maintaining better vision longer,  today announced the appointment of Jason Werner, Chief Operating Officer (“COO”), effective October 2, 2023. In conjunction with this appointment, Dr. Philip Ashman, previously Alimera’s Chief Operating Officer and Senior Vice President, Commercial Operations Europe, was appointed President of International Operations.

“Jason has been a strong voice and insightful influence on our board since joining earlier this year, and we are grateful to him for transitioning to this extremely important operational role,” said Rick Eiswirth, President and CEO of Alimera. “His extensive background in ophthalmics, along with his experience in previous roles in commercial development and corporate strategy, will be ideal in overseeing our manufacturing and regulatory efforts globally as we accelerate our growth trajectory.”

Mr. Werner has served as a director of Alimera since Q2 2023. Prior to joining Alimera’s management team he has served as the Chief Executive Officer and Board Member of SightStream Biotherapeutics Inc, a biotechnology company focused on developing regenerative medicines in ophthalmics. Mr. Werner also currently serves on the board of directors of InflammX Therapeutics Inc, a privately held developer of novel treatments of the Inflammasome (NLRP3) Pathway based in San Diego, California.  Mr. Werner previously co-founded and served as Chief Operating Officer of Eyevance Pharmaceuticals through its sale to Santen Pharmaceuticals Ltd. He has held a variety of commercial development roles and corporate strategy positions at companies such as Sun Pharma, Nicox SA and Inspire Pharmaceuticals, all within the field of ophthalmics. Mr. Werner received his B.S. in business administration from the University of New Hampshire.

“Since joining Alimera’s Board of Directors earlier this year, I have had the privilege of working closely with this great team as we integrated the YUTIQ brand and completed a successful recapitalization of the balance sheet,” said Mr. Werner. “I strongly believe the recent acquisition of the YUTIQ brand along with the global growth of ILUVIEN will be transformational for Alimera and I am excited to be in a position to meaningfully contribute to the company’s continued growth in the retina space.”

Mr. Eiswirth added, “I look forward to Alimera’s benefitting from Philip’s established expertise in commercial operations in his newly expanded role as we look to continue growing utilization of ILUVIEN across all of our international markets.”

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

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Scott Gordon                                                          Jules Abraham

  for Alimera Sciences                                              for Alimera Sciences
  scottg@coreir.com                                                 julesa@coreir.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, Alimera’s expectations with respect to its business strategy, future operations, projected growth, and anticipated impact of the YUTIQ acquisition. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based on current expectations and involve inherent risks and uncertainties (some of which are beyond Alimera’s control), including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s most recently filed Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q, and any of Alimera’s subsequent filings with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely on the forward-looking statements Alimera makes or that are made on its behalf as predictions of future events. These forward-looking statements speak only as of the date of this press release. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.